UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

Orion Bliss Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-257326	98-1591444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalonite 9-57, Ashdod Israel	7724233
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (307) 298-0969

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	ORIB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.06 Change in Shell Company Status.

Orion Bliss Corp. (the “Company”, “we”, “us” “our”) is focused on operating in hair and beauty care business through https://orion-bliss.com/ (the “Website”) and https://play.google.com/store/apps/details?id=com.orion.bliss (the “Mobile Application”) principally in Israel.

Orion Bliss Corp. entered into Website and Mobile Application Purchase Agreement for the purchase of pre-developed website and mobile application on October 31, 2024. Both the website and the mobile application are now operational, selling beauty products, including hair care cosmetics. These platforms provide a seamless shopping experience, allowing customers to browse products, read reviews, and make purchases conveniently. Additionally, the app’s presence on the Play Market helps attract a wider audience, driving sales growth and boosting revenue through increased online visibility and accessibility. Additionally, we have entered into Cooperation Agreement with Mayo Hair Design. The objective of this Agreement is to establish a cooperative partnership between the companies for mutual benefit in the areas of client sharing, beauty care services, beauty care training events, product supply, and marketing, with the goal of enhancing business growth and customer satisfaction. Based on the forgoing information, we believe that we are no longer a “shell company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Services

In addition to offering a wide range of hair care products, our company now provides specialized beauty consulting services and beauty care training programs. Our consulting service offers personalized advice, guiding clients to select the best hair care products and routines suited to their unique hair types and goals. We also conduct training sessions for individuals and professionals, covering everything from hair health basics to advanced styling and treatment techniques. These added services strengthen our customer relationships and establish us as a trusted authority in the hair care industry. By expanding into consulting and training, we create additional revenue streams and enhance the overall customer experience.

Strategy

Our strategy is to target the small to medium-sized companies as well as the individuals that are interested in haircare products, beauty consulting services and beauty care training programs.

Competitive Conditions

Many of our competitors possess significantly larger financial, technical, and marketing resources, with broader customer bases, longer operational histories, stronger brand recognition, and more established industry relationships than we do. Consequently, some competitors may adopt aggressive pricing strategies that could impact our ability to effectively market our services. We believe our primary competitive strengths lie in delivering reliable, high-quality services at a competitive cost. However, we cannot guarantee that these advantages will ensure our success against similar offerings from our competitors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Bliss Corp.

By:	/s/ Alexandra Solomovskaya
Alexandra Solomovskaya
President, Treasurer, Secretary and Director
November 4, 2024

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